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Exhibit 10.2

          OPTION AGREEMENTS FOR MAIN OFFICE SITE AND BRANCH OFFICE SITE

                                 SALES CONTRACT

                               September 18, 1997

         The undersigned Purchaser agrees to buy and the Seller agrees to sell

         ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 96 & 121 of the 4th District and 3rd Section of Bartow County, Georgia; and being 1.939 acres, more or less, located at the intersection of the north right of way of U.S. Highway 41 with the east right of way of the access road which leads to the Lowe's / Super Wal-Mart Shopping Center (the exact legal description of which will be determined by a survey agreed upon by Purchaser and Seller).

         The Purchase Price of the said Property shall be the amount equal to the total number of square feet of the Property, as determined from the referenced current survey, multiplied by $10.00, to be paid by Purchaser all cash at closing.

         Purchaser has paid to CORWIN, TILLEY & DEEMS, P.C., as escrow agent, FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00), as earnest money, which earnest money is to be applied as part payment of the purchase price of said property at the time the sale is consummated. The parties to this Agreement understand and agree that the disbursement of Earnest Money held by the escrow agent can occur only (A) at closing; (B) upon written agreement signed by all parties having an interest in the funds; (C) upon court order; (D) upon the failure of any contingency or failure of either party to fulfill its obligations as set forth in this Agreement; or (E) as otherwise set out herein. In the event of a dispute between Purchaser and Seller, sufficient in the discretion of escrow agent to justify its doing so, escrow agent shall be entitled to interplead all or any disputed part of the Earnest Money into court, and thereupon be discharged from all further duties and liabilities hereunder. In such disputed cases, if escrow agent decides not to

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         SELLER        PURCHASER       1


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interplead, escrow agent may make a disbursal of the Earnest Money upon a reasonable interpretation of this Agreement. If escrow agent decides to make a disbursal to which all parties to this Agreement do not expressly agree, escrow agent shall give all parties fifteen (15) days notice in writing of escrow agent's intent to disburse. Such notice shall be delivered by certified mail to the parties last known addresses and must recite to whom and when the disbursal will be made. After disbursement, escrow agent shall notify all parties by certified mail of such disbursement. Any such disbursal made by escrow agent upon advice of counsel shall conclusively be deemed to have been made upon a reasonable interpretation.

         Seller warrants that it presently has title to said property and at the time the sale is consummated, it agrees to convey good and marketable title to said property to Purchaser by general Warranty Deed subject only to (1) zoning ordinances affecting said property (2) general utility easements serving said property (3) restrictions of record.

         The Purchaser shall have until the end of the inspection period set forth in Special Stipulation 5, below, in which to examine title and in which to furnish Seller with a written statement of objections affecting the marketability of said title. Seller shall have a reasonable time after receipt of such objections to satisfy all valid objections. It is understood and agreed that the title herein required to be furnished by the Seller shall be good and marketable and that marketability shall be determined in accordance with Georgia law as supplemented by the Title Standards of the State Bar of Georgia. It is also agreed that any defect in the title which comes within the scope of any of said Title Standards shall not constitute a valid objection on the part of the Purchaser provided the Seller furnishes the affidavits or other title papers, if any, required in the applicable Standard to cure such defect. And if Seller fails to satisfy such valid objections within a reasonable time, then at the option of the Purchaser, evidenced by written notice to Seller, this contract shall be null and void.

         Seller and purchaser agree that such documents as may be legally necessary to carry out the terms of this contract shall be executed and delivered by such parties at time sale is consummated.

         TIME IS OF THE ESSENCE OF THIS CONTRACT.

         This contract constitutes the sole and entire agreement between the parties hereto and no modification of this contract shall be binding unless attached hereto and signed by all parties to this agreement. No representation, promise, or inducement, not included in this contract shall be binding upon any party hereto.

         The following Special Stipulation shall, if conflicting with any above-stated provision, control:

         1. Real Estate taxes on said property shall be prorated as of the date of closing. Purchaser and Seller agree that if such proration is not based on actual tax bills for such calendar year, then there shall be a subsequent adjustment and accounting between Purchaser and Seller as to such proration when the actual tax bills are rendered. The


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         obligations of Purchaser and Seller to make an adjustment and accounting as to said tax proration as between themselves shall survive the Closing.

         2. Possession of the Property shall be granted to Purchaser on the day of closing.

         3. Seller shall pay the Georgia Transfer Tax.

         4. All closing costs shall be paid by Purchaser, except that Seller will pay its own attorney fees.

         5. Purchaser shall have the right to review all aspects of the Property, including, without limitation, suitability of the Property for an 8,000 square foot bank building with four drive-throughs, adequacy of curb-cuts, all governmental, environmental, zoning, soil, drainage, storm water detention and utility service matters related thereto. If Purchaser notifies Seller in writing on or before November 10, 1997 that Purchaser is not satisfied with the results of such review, then in such event this Agreement shall automatically terminate and Escrow Agent shall forthwith refund the Earnest Money to Purchaser. Seller acknowledges and agrees that Purchaser and/or its agents and employees may have free access during normal business hours to visit the Property for the purpose of (1) inspection thereof; and (2) conducting surveys, engineering work and such soil and other tests thereon as are deemed necessary by Purchaser. Purchaser hereby agrees to indemnify and hold Seller harmless from and against any and all loss, injury, cost, or expense associated with Purchaser's inspections and entry upon Property; this indemnity agreement shall survive the expiration, termination or closing of this contract. If Purchaser fails to provide said notice to Seller within the time specified, then the earnest money shall be non-refundable except as provided hereinafter, or except that it shall be applied towards the purchase price at the time of closing.

         6. Closing shall take place on or before November 10, 1997. Purchaser shall have the option to extend the date of closing as follows:
                  a) to December 10, 1997, upon the payment to Seller of the sum of $5,000.00 as a non-refundable option money, which money shall not be applied to the purchase price;
                  b) to January 10, 1988, upon the payment to Seller of the sum of $5,000.00 as non-refundable option money, which money shall not be applied to the purchase price;
                  c) to February 10, 1988, upon the payment to Seller of the sum of $5,000.00 as non-refundable option money, which money shall not be applied to the purchase price;
                  d) to March 10, 1998, upon the payment to Seller of the sum of $5,000.00 as non-refundable option money, which money shall not be applied to the purchase price;
                  e) to April 10, 1998, upon the payment to Seller of the sum of $10,000.00, $5,000.00 of which shall be as non-refundable option money, which money shall not be applied to the purchase price, and $5,000.00 of which shall be as additional


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                  earnest money to be applied in the same manner as the original earnest money payment;
                  f) to May 10, 1998, upon the payment to Seller of the sum of $10,000.00, $5,000.00 of which shall be as non-refundable option money, which money shall not be applied to the purchase price, and $5,000.00 of which shall be as additional earnest money to be applied in the same manner as the original earnest money payment;
                  g) to June 10, 1998, upon the payment to Seller of the sum of $10,000.00, $5,000.00 of which shall be as non-refundable option money, which money shall not be applied to the purchase price, and $5,000.00 of which shall be as additional earnest money to be applied in the same manner as the original earnest money payment.
                  The aforementioned payments shall be made prior to the expiration of the immediately preceding period. Payment shall be considered to have been made either a) on the day of hand delivery to Seller, or b) on the postmark date of payment deposited into the United States mail, with proper postage affixed, addressed to Seller at 771
         Joe Frank Harris Parkway, Cartersville, GA 30120. If the contract has not closed or been terminated and Purchaser has exercised and paid for each of the preceding extension options, then Purchaser shall have until July 10, 1998 in which to close on this contract.

         7. Seller has been made aware the Purchasers are acting in this contract on behalf of themselves and others engaged in the formation of a new bank. Seller and Purchaser agree that a) this contract is freely assignable to such bank, and b) Purchaser's obligations hereunder are expressly contingent upon the group obtaining a bank charter from the State of Georgia for this Property. If, at any time prior to closing, it is determined that Purchaser cannot obtain the bank charter for this Property, then this contract shall terminate and all earnest money which has been paid shall be refunded to Purchaser.

         In the event Purchaser does obtain its charter but is unable to sell the requisite stock, then Purchaser shall be released from the terms and conditions of this contract, except those which survive the expiration or termination hereof. However, in addition to the option money which has been paid and which Seller shall retain, Seller shall also be entitled to keep all earnest money as full, liquidated damages for Purchaser's failure to fulfill its ultimate obligation under the terms of this contract.

         8. Purchaser shall have the Property surveyed, at Purchaser's expense, in order that the exact sales price can be determined. The survey shall be completed prior to November 10, 1997, and a copy thereof shall be supplied to Seller.

         9. Purchaser is aware that Seller may wish to structure this transaction as a tax deferred exchange of like-kind property within the meaning of Section 1031 of the Internal Revenue Code.
         Purchaser agrees to cooperate with Seller to effect such exchange.

         10. In negotiating this Agreement, purchaser and Seller warrant to the other that neither has employed nor relied on the services of any real estate broker, and that no commission


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         is owed to anyone as a result of this contract. Each party hereby agrees to indemnify and hold harmless the other from any liability which may arise from this warranty. Each party is aware that Don Temples and Beth Tilley are real estate brokers licensed to do business in the State of Georgia.

         This instrument shall be regarded as an offer by the purchaser to Seller, and shall be open for acceptance by Seller until 4 o'clock p.m., on the ____ day of _________________, by which time written acceptance of such offer must have been received.

                                     PURCHASER:

                                     /s/ Don Temples
                                     ---------------------------------
                                     Don Temples

                                     /s/ John S. Lewis
                                     ---------------------------------
                                     John S. Lewis

The above proposition is
hereby accepted this _____
day of September, 1997, at
_______ o'clock, p.m.

                                     SELLER:

                                     /s/ Beth L. Tilley               (SEAL)
                                     ---------------------------------
                                     Tilley Properties, Inc.
                                     By:  Beth L. Tilley
                                     Its:  Vice President


                                     /s/ George E. Shropshire         (SEAL)
                                     ---------------------------------
                                     George E. Shropshire, Jr.


                                     ESCROW AGENT:

                                     /s/ Stanley D. Tilley            (SEAL)
                                     ---------------------------------
                                     Corwin, Tilley & Deems, P.C.
                                     By:  Stanley D. Tilley
                                     Its:  Secretary


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OPTION AGREEMENT
GEORGIA, BARTOW COUNTY

         This agreement made and entered into this 2nd day of October, 1997, between J.B. MOORE, hereinafter called first party or seller, and JERRY. W. BRADEN acting as agent for Unity National Bank hereinafter called second party or buyer, witnesseth:

         For and in consideration of Ten Thousand and no/100 Dollars ($10,000.00) paid to seller by buyer, the receipt and sufficiency of which is hereby acknowledged, seller does hereby grant and convey unto buyer an option, irrevocable for a period of six (6) months from the date hereof, to purchase from seller that certain tract or parcel of land described as follows:

           All that tract or parcel of land lying and being in land lot 169 of the 15th District, 3rd Section, Bartow County,
           Georgia and being more particularly described as a portion of a tract shown as fronting on Cass Street and State Route 140, being 240 feet in width and 225 feet in depth as shown on the attached Exhibit A. Said tract contains approximately 1.23 acres, with the exact amount of property to be determined by a new survey.

         The purchase price of this property, if this option is exercised by second party, shall be Two Thousand Twenty-Five Thousand and no/100 Dollars ($225,000.00), to be paid all cash at closing with the Ten Thousand and no/100 ($10,000.00) option money described above to be credited toward the purchase price.

         The option granted herein shall be irrevocable for the period described above. Purchaser has the right to have this option automatically extend for an additional six months upon payment of an additional $10,000 earnest money at any time prior tot he end of the first six-month period. If the option is extended, the payment of the additional option monies and the original option monies will be credited toward the purchase price.

         This option may be exercised by second party at any time during the periods above stated, or any extension thereof, by notice, in writing, of the election to exercise said option, delivered to first party in person or mailed to first party at the address stated below the signature of first party. The exercise of this option will ripen this Agreement into a contract to sell and buy without the necessity of any further instrument in writing.

         Closing shall be within a reasonable time after delivery of notice of intent to exercise the option.

         First party agrees that upon the exercise of this option by second party, and upon the payment of the agreed purchase price as herein provided, first party will convey and cause to be conveyed unto second party unencumbered marketable fee simple title to said property by


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general covenants of warranty against the lawful claims and demands of all persons whomsoever, subject only to the lien of ad valorem taxes for the year in which the sale is closed, it being understood and agreed that ad valorem taxes for the year in which said sale is closed shall be prorated into the closing of the sale as of the date of closing.

If this option is not exercised within the time limited described above, it will automatically become null and void.

         Special Stipulations:

     1. Seller warrants that water and sewer are available to the property in an amount sufficient to support use by a bank.

     2. Seller warrants that said property is property zoned for commercial improvements including a Bank and that the zoning will not change during the period of this option.

     3. Seller agrees to allow buyer to conduct soil testing or any other such tests relating to building a bank and that he will disclose any environmental concerns relating to said property before signing this agreement.

     4. At the time of closing, the buyer and seller agree that a mutual road entrance easement of the northeast portion of the property and other properties of the seller will be established. This will consist of a 50 foot right-of-way with 25 feet of easement of the subject tract and 25 feet on other lands owned by the seller. This easement will be no longer than is necessary to gain entrance into the property from State Route 140. The length from State Route 140 is expected to be no more than 60 feet. There is no requirement to cut this entrance but either party has a right, at their expense, to establish the entrance from State Route 140.


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     Witness the hands and seals of the parties, this 2nd day of October, 1997.

     Signed, sealed and delivered
     in the presence of:

     First Party (Seller)

     /s/ Janice Montgomery Sparks
     ------------------------------------
     NOTARY PUBLIC,
     BARTOW COUNTY, GA

/s/ Cheryl Braden                                   /s/ J.B. Moore
-----------------------------------------           ---------------------------
Witness                                             J.B. Moore
                                                    8 Wood Street
                                                    Adairsville, Georgia

Second Party (Seller)

/s/ Cheryl Braden                                   /s/ Jerry W. Braden
-----------------------------------------           ---------------------------
Witness                                             Buyer, Unity National Bank
                                                    c/o Jerry W. Braden, Agent
                                                    1341 Cassville Road
                                                    Cartersville, Georgia  30120



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         SELLER        PURCHASER       3